Exhibit 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

International FiberCom, Inc.
3230 E. Broadway Rd., Suite 200
Phoenix, Arizona  85040


We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 16, 2001, except for Note 3 which is as of March 30, 2001, relating to the consolidated financial statements and schedules of International FiberCom, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Los Angeles, California
January 30, 2002